                                                                  EXHIBIT 24

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints HAROLD A. WAGNER or GERALD A. WHITE or JAMES H. AGGER, acting severally, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign Form S-8 Registration Statements and amendments thereto pertaining to interests in and/or Common Stock issued under the Air Products and Chemicals, Inc. Long-Term Incentive Plan, Air Products and Chemicals, Inc. 1990 Long-Term Incentive Plan, the Air Products and Chemicals, Inc. Retirement Savings and Stock Ownership Plan, and the Air Products PLC (formerly Air Products Limited) UK Savings-Related Share Option Scheme, which may be required in connection with (i) the registration of interests in and/or Common Stock for issuance under such plans as may be necessary from time to time in accordance with the provisions of such plans, (ii) amendments to said plans heretofore or hereafter approved by the Board or the Management Development and Compensation Committee of the Board or by Air Products PLC or (iii) any fundamental change in the information contained in such Registration Statements, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.


      SIGNATURE                     TITLE                                        DATE

/s/ Harold A. Wagner          Director, Chairman of the Board,              November 17, 1994
- --------------------          Chief Executive Officer and
Harold A. Wagner              Employee Benefit Plans Committee Member
                              (Principal Executive Officer)


/s/ Gerald A. White           Senior Vice President-Finance and             November 17, 1994
- --------------------          Employee Benefit Plans
Gerald A. White               Committee Member
                              (Chief Financial Officer)

      Signature                              Title                                Date
      ---------                              -----                                ----
/s/ Dexter F. Baker                        Director                         November 17, 1994
- -----------------------
    Dexter F. Baker


/s/ Tom H. Barrett                         Director                         November 17, 1994
- -----------------------
    Tom H. Barrett



/s/ L. Paul Bremer, III                    Director                         November 17, 1994
- -----------------------
    L. Paul Bremer, III



/s/ Will M. Caldwell                       Director                         November 17, 1994
- -----------------------
    Will C. Caldwell



/s/ Robert Cizik                           Director                         November 17, 1994
- -----------------------
    Robert Cizik



/s/ Ruth M. Davis                          Director                         November 17, 1994
- -----------------------
    Ruth M. Davis



/s/ Robert F. Dee                          Director                         November 17, 1994
- -----------------------
    Robert F. Dee



/s/ Terry R. Lautenbach                    Director                         November 17, 1994
- -----------------------
    Terry R. Lautenbach


     Signature                              Title                                 Date
     ---------                              -----                                 ----
/s/ Walter F. Raab                         Director                         November 17, 1994
- ----------------------
    Walter F. Raab



/s/ Judith Rodin                           Director                         November 17, 1994
- ----------------------
    Judith Rodin



/s/ Takeo Shiina                           Director                         November 17, 1994
- ----------------------
    Takeo Shiina



/s/ Lawrason D. Thomas                     Director                         November 17, 1994
- ----------------------
    Lawrason D. Thomas

